Exhibit 99.1

June 28, 2017	Media: Peter Lucht - 781.655.2288
Investors: Ellen A. Taylor - 203.900.6854

Citizens Financial Group, Inc. Receives No Objection to 2017 Capital Plan

PROVIDENCE, R.I. – Citizens Financial Group, Inc. (NYSE: CFG or the “Company”) today announced that the Board of Governors of the Federal Reserve System (“Federal Reserve”) has completed its review of the Company’s 2017 Capital Plan (the “Plan”) in connection with its Comprehensive Capital Analysis and Review (“CCAR”) of the nation’s 34 largest bank holding companies and has not objected to the Plan. The CCAR results follow the Federal Reserve’s June 22, 2017 publication of its Dodd-Frank Act Stress Test results.

“We are pleased to receive a positive CCAR result, with continued increasing return of capital to shareholders highlighted by a nearly 30% increase in our dividend next quarter and sizable share repurchases,” said Chairman and Chief Executive Officer Bruce Van Saun. “With strong capital levels relative to our peer group, we believe we are well positioned to continue to both invest in our growth initiatives and return capital to shareholders in order to drive enhanced shareholder returns.”

For the four-quarter period beginning July 1, 2017, the Plan includes:

•	Proposed quarterly dividends of $0.18 per share beginning in third quarter 2017, which represents a 29% increase from second quarter 2017.

•	Common share repurchases of up to $850 million, an increase of 23% versus the 2016 Capital Plan.

•	The potential to raise quarterly dividends to $0.22 per share beginning in 2018.

Proposed dividends are subject to consideration and approval by CFG’s Board of Directors. Common stock repurchases under the Plan have been authorized by CFG’s Board of Directors. CFG’S common stock repurchases may be executed in the open market or in privately negotiated transactions, including under Rule 10b5-1 plans. The timing and exact amount of dividends and share repurchases will be consistent with the Plan and will be subject to various factors, including the Company’s capital position, financial performance and market conditions.

The public disclosure of the Federal Reserve’s 2017 CCAR results for all participating bank holding companies is available on the Federal Reserve’s website.

Citizens Financial Group, Inc.

About Citizens Financial Group, Inc.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $150.3 billion in assets as of March 31, 2017. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. In Consumer Banking, Citizens helps its retail customers “bank better” with mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,200 ATMs and approximately 1,200 Citizens Bank branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Citizens also provides wealth management, mortgage lending, auto lending, student lending and commercial banking services in select markets nationwide. In Commercial Banking, Citizens offers corporate, institutional and not-for-profit clients a full range of wholesale banking products and services including lending and deposits, capital markets, treasury services, foreign exchange and interest hedging, leasing and asset finance, specialty finance and trade finance. Citizens operates through its subsidiaries Citizens Bank, N.A. and Citizens Bank of Pennsylvania as Citizens Bank, Citizens Commercial Banking and Citizens One. Additional information about Citizens and its full line of products and services can be found at www.citizensbank.com.

Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on February 24, 2017.

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